KKR & Co. Inc. Reports Third Quarter 2019 Results
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NEW YORK, October 29, 2019 - KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2019 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders(1) was $241.2 million and $1,456.6 million, respectively, for the quarter and nine months ended September 30, 2019. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $0.43 and $2.63, respectively, for the quarter and nine months ended September 30, 2019. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $9.6 billion as of September 30, 2019, or $17.62 Per Outstanding Share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $388.8 million and $0.46, respectively, for the quarter ended September 30, 2019. After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $1,030.2 million and $1.23, respectively, for the nine months ended September 30, 2019.

•	Monetization activity in Private Markets coupled with continued management fee growth drove After-tax Distributable Earnings of $388.8 million and $0.46 per adjusted share for the third quarter.

•
As of September 30, 2019, Assets Under Management and Fee Paying Assets Under Management were $208 billion and $153 billion, respectively, up 7% and 10% compared to September 30, 2018. Uncalled commitments that will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period, was $20 billion.

•	Capital Invested and Syndicated Capital totaled $18.2 billion year-to-date, anchored by strong deployment activity in KKR’s Private Equity and Alternative Credit strategies.

•	As of September 30, 2019, book value was $15.4 billion or $18.22 per adjusted share.

•	KKR's regular dividend of $0.125 per share of Class A common stock was declared for the quarter ended September 30, 2019.

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“Our results through the third quarter reflect continued strong operating performance evidenced by the 17% increase year-to-date in our book value per share,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Given our investment history and the strength of our client franchise, we anticipate further growth as we begin to raise capital for a number of our benchmark strategies in the coming months.”

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings and book value that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures, including operating assets, operating liabilities, operating revenues, operating expenses and distributable operating earnings, are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)
Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $241.2 million for the quarter ended September 30, 2019, compared to $640.2 million for the quarter ended September 30, 2018. Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $1,456.6 million for the nine months ended September 30, 2019, compared to $1,490.7 million for the nine months ended September 30, 2018.
Revenues for the quarter ended September 30, 2019 were $790.5 million compared to $1,129.7 million for the quarter ended September 30, 2018. The decrease is primarily due to a lower level of capital allocation-based income and transaction fees. Revenues for the nine months ended September 30, 2019 were $3,157.8 million compared to $2,573.9 million for the nine months ended September 30, 2018. The increase is primarily due to a higher level of capital allocation-based income.
Expenses for the quarter ended September 30, 2019 were $619.5 million compared to $740.1 million for the quarter ended September 30, 2018. The decrease is primarily driven by lower carried interest compensation resulting from a lower level of net carried interest gains in the current period. Expenses for the nine months ended September 30, 2019 were $2,157.1 million compared to $1,851.7 million for the nine months ended September 30, 2018. The increase is primarily driven by higher carried interest compensation resulting from a higher level of net carried interest gains in the current period.
Total investment income (loss) for the quarter ended September 30, 2019 was $218.8 million compared to $833.3 million for the quarter ended September 30, 2018. The decrease is primarily due to a net investment loss partially offset by a higher level of dividend income in the current period. Total investment income (loss) for the nine months ended September 30, 2019 was $2,710.8 million compared to $2,748.6 million for the nine months ended September 30, 2018. The decrease is primarily driven by a higher level of interest expense partially offset by a higher level of dividend and interest income.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of Class A common stock was $17.62 as of September 30, 2019, up from $15.27 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio that is attributable to KKR & Co. Inc. net of dividends to Class A common stockholders.
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OPERATING RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $388.8 million for the quarter ended September 30, 2019, compared with $496.7 million in the comparable prior period. After-tax distributable earnings were $1,030.2 million for the nine months ended September 30, 2019, compared with $1,137.1 million in the comparable prior period.
The decreases in the quarterly and nine month periods were primarily due to a decrease in realized carried interest resulting from a lower level of realizations within our Private Markets business line, and a lower level of transaction fees at our Capital Markets business line. These decreases were partially offset by a decrease in compensation and benefits expense, and to a lesser extent, an increase in management fees. Management fees were $314.8 million for the quarter ended September 30, 2019 and $910.1 million for the nine months ended September 30, 2019, compared with $276.6 million and $789.6 million in the comparable prior periods. The increase in management fees for both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.

BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $18.22 as of September 30, 2019, up 17%, compared with $15.57 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends. KKR's private equity portfolio appreciated 20% year to date.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $208.4 billion as of September 30, 2019 compared to $205.7 billion as of June 30, 2019. The increase was primarily attributable to $5.0 billion of new capital raised across multiple strategies including growth equity, real estate, private equity, CLOs, and strategic partnerships, and an increase in the value of our private equity portfolio. These increases were partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $153.0 billion as of September 30, 2019 compared to $151.5 billion as of June 30, 2019. The increase was primarily driven by new capital raised across multiple strategies including CLOs, private credit, strategic partnerships and private equity. This increase was partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A common stock has been declared for the third quarter of 2019, which will be paid on November 26, 2019 to holders of record of Class A common stock as of the close of business on November 11, 2019. Under KKR's current dividend policy, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share of Class A common stock, equal to a quarterly dividend of $0.125 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on December 16, 2019 to holders of record of Series A Preferred Stock as of the close of business on December 1, 2019. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on December 16, 2019 to holders of record of Series B Preferred Stock as of the close of business on December 1, 2019.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.
On July 1, 2019, KKR Group Finance Co. VI LLC, a finance subsidiary of KKR, issued $500 million aggregate principal amount of 3.750% Senior Notes which will mature on July 1, 2029. The notes are unsecured and unsubordinated obligations of KKR. Proceeds from this issuance were used to redeem in full KKR's 6.375% Senior Notes due 2020 on July 31, 2019 in accordance with the optional redemption provisions set forth in the indenture governing such notes.
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SHARE REPURCHASE ACTIVITY (1)
KKR has authorized a repurchase program which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plan. In total, as can be seen in the table below, KKR has used approximately $987 million to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through October 28, 2019.

Share Repurchase Activity -- October 27, 2015 through October 28, 2019 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	40.6
Reduction of Shares for Retired Equity Awards (3)	16.3
Total Repurchased Shares and Retired Equity Awards	56.9
Total Capital Used	$987
Average Price Paid Per Share (4)	$17.35
Remaining Availability under Current Share Repurchase Plan	$409

From December 31, 2018 through October 28, 2019, KKR used a total of approximately $120 million to repurchase 1.4 million shares in the open market and to retire equity awards representing 3.7 million shares that otherwise would have been issued to participants in the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $20.85 per share.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to October 28, 2019 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Tuesday, October 29, 2019 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 8254843, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended September 30, 2019 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Fees and Other	$416,217	$491,503	$1,308,206	$1,299,743
Capital Allocation-Based Income	374,268	638,163	1,849,623	1,274,149
Total Revenues	790,485	1,129,666	3,157,829	2,573,892
Expenses
Compensation and Benefits	427,527	560,434	1,581,056	1,331,070
Occupancy and Related Charges	14,894	15,250	46,777	44,787
General, Administrative and Other	177,112	164,406	529,278	475,884
Total Expenses	619,533	740,090	2,157,111	1,851,741
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	(4,590)	666,731	2,237,273	2,256,118
Dividend Income	147,989	38,245	187,744	137,653
Interest Income	344,140	339,393	1,068,378	989,354
Interest Expense	(268,747)	(211,081)	(782,601)	(634,521)
Total Investment Income (Loss)	218,792	833,288	2,710,794	2,748,604

Income (Loss) Before Taxes	389,744	1,222,864	3,711,512	3,470,755

Income Tax Expense (Benefit)	53,132	(129,405)	386,124	(50,804)

Net Income (Loss)	336,612	1,352,269	3,325,388	3,521,559

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	—	12,236	—	19,894
Net Income (Loss) Attributable to Noncontrolling Interests	87,058	691,494	1,843,781	1,985,961

Net Income (Loss) Attributable to KKR & Co. Inc.	249,554	648,539	1,481,607	1,515,704

Preferred Stock Dividends	8,341	8,341	25,023	25,023

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$241,213	$640,198	$1,456,584	$1,490,681

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$0.44	$1.22	$2.69	$2.94
Diluted (1)	$0.43	$1.17	$2.63	$2.83
Weighted Average Shares of Class A Common Stock Outstanding
Basic	546,336,936	525,240,214	541,631,675	507,981,387
Diluted (1)	559,532,065	545,672,953	554,786,356	528,466,390

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	September 30, 2019	December 31, 2018

Assets
Cash and Cash Equivalents	$2,686,985	$1,751,287
Investments	50,844,657	44,907,982
Other Assets	4,113,407	4,084,106
Total Assets	57,645,049	50,743,375

Liabilities and Equity
Debt Obligations	25,281,202	22,341,192
Other Liabilities	3,778,650	3,019,574
Total Liabilities	29,059,852	25,360,766

Redeemable Noncontrolling Interests	—	1,122,641

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	9,635,200	8,167,056
Noncontrolling Interests	18,467,443	15,610,358
Total Equity	28,585,197	24,259,968
Total Liabilities and Equity	$57,645,049	$50,743,375

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock	$17.62	$15.27

(1)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

OPERATING REVENUES, OPERATING EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

OPERATING REVENUES (UNAUDITED)

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating Revenues
Fees and Other, Net
Management Fees	$314,793	$303,016	$276,595	$910,105	$789,630
Transaction Fees	164,892	303,802	289,030	655,421	609,800
Monitoring Fees	27,546	26,424	20,176	79,621	63,100
Fee Credits	(61,308)	(105,554)	(82,187)	(274,278)	(178,982)
Total Fees and Other, Net	445,923	527,688	503,614	1,370,869	1,283,548

Realized Performance Income (Loss)
Carried Interest	296,344	211,919	414,609	838,608	959,253
Incentive Fees	11,184	21,764	18,001	52,485	52,059
Total Realized Performance Income (Loss)	307,528	233,683	432,610	891,093	1,011,312

Realized Investment Income (Loss)
Net Realized Gains (Losses) (1)	26,529	75,093	181,026	146,334	286,381
Interest Income and Dividends	183,705	71,057	61,717	312,969	205,522
Total Realized Investment Income (Loss)	210,234	146,150	242,743	459,303	491,903

Total Operating Revenues	$963,685	$907,521	$1,178,967	$2,721,265	$2,786,763

OPERATING EXPENSES (UNAUDITED)

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating Expenses
Compensation and Benefits (2)	$385,237	$363,029	$469,107	$1,088,552	$1,138,149
Occupancy and Related Charges	14,141	16,488	14,571	44,586	42,819
Other Operating Expenses	77,532	82,843	73,402	235,285	194,868
Total Operating Expenses	$476,910	$462,360	$557,080	$1,368,423	$1,375,836

AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
After-tax Distributable Earnings
(+) Total Operating Revenues	$963,685	$907,521	$1,178,967	$2,721,265	$2,786,763
(-) Total Operating Expenses	476,910	462,360	557,080	1,368,423	1,375,836
(=) Total Distributable Operating Earnings	486,775	445,161	621,887	1,352,842	1,410,927
(-) Interest Expense	48,326	46,859	44,696	139,315	140,362
(-) Preferred Dividends	8,341	8,341	8,341	25,023	25,023
(-) Income (Loss) Attributable to Noncontrolling Interests	881	1,864	2,272	3,104	4,557
(-) Income Taxes Paid	40,429	60,815	69,880	155,237	103,868
After-tax Distributable Earnings	$388,798	$327,282	$496,698	$1,030,163	$1,137,117

After-tax Distributable Earnings Per Adjusted Share	$0.46	$0.39	$0.60	$1.23	$1.37
Weighted Average Adjusted Shares	842,585,116	842,323,052	829,125,784	839,255,710	828,240,914

Assets Under Management	$208,427,000	$205,659,100	$194,613,800	$208,427,000	$194,613,800
Fee Paying Assets Under Management	$152,997,400	$151,523,600	$139,285,700	$152,997,400	$139,285,700
Capital Invested and Syndicated Capital	$5,043,800	$7,354,100	$7,075,800	$18,222,900	$16,189,100
Uncalled Commitments	$56,605,200	$56,478,700	$57,880,100	$56,605,200	$57,880,100

Fee Related Earnings	$250,414	$287,109	$291,194	$759,874	$733,696

(1)	For the three and nine months ended September 30, 2019, excludes a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes.

(2)
Includes equity-based compensation of $54.4 million, $48.6 million, and $59.8 million for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively, and $157.9 million and $185.8 million for the nine months ended September 30, 2019 and September 30, 2018, respectively.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Fees and Other, Net
Management Fees	$202,632	$192,641	$176,071	$578,494	$490,556
Transaction Fees	63,580	136,296	93,866	298,893	189,122
Monitoring Fees	27,546	26,424	20,176	79,621	63,100
Fee Credits	(44,625)	(97,579)	(73,571)	(224,546)	(158,163)
Total Fees and Other, Net	249,133	257,782	216,542	732,462	584,615

Realized Performance Income (Loss)
Carried Interest	281,494	202,019	404,709	813,858	949,353
Incentive Fees	—	810	—	1,485	—
Total Realized Performance Income (Loss)	$281,494	$202,829	$404,709	$815,343	$949,353

Assets Under Management	$114,368,500	$112,039,300	$103,656,200	$114,368,500	$103,656,200
Fee Paying Assets Under Management	$73,824,100	$73,347,400	$66,060,400	$73,824,100	$66,060,400
Capital Invested	$2,372,100	$3,993,100	$3,887,700	$9,624,400	$8,886,500
Uncalled Commitments	$46,579,800	$46,258,800	$48,104,700	$46,579,800	$48,104,700

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Fees and Other, Net
Management Fees	$112,161	$110,375	$100,524	$331,611	$299,074
Transaction Fees	17,313	8,472	8,666	53,241	21,897
Fee Credits	(16,683)	(7,975)	(8,616)	(49,732)	(20,819)
Total Fees and Other, Net	112,791	110,872	100,574	335,120	300,152

Realized Performance Income (Loss)
Carried Interest	14,850	9,900	9,900	24,750	9,900
Incentive Fees	11,184	20,954	18,001	51,000	52,059
Total Realized Performance Income (Loss)	$26,034	$30,854	$27,901	$75,750	$61,959

Assets Under Management	$94,058,500	$93,619,800	$90,957,600	$94,058,500	$90,957,600
Fee Paying Assets Under Management	$79,173,300	$78,176,200	$73,225,300	$79,173,300	$73,225,300
Capital Invested	$2,021,200	$1,793,100	$1,631,100	$6,041,400	$4,954,200
Uncalled Commitments	$10,025,400	$10,219,900	$9,775,400	$10,025,400	$9,775,400

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Transaction Fees	$83,999	$159,034	$186,498	$303,287	$398,781

Syndicated Capital	$650,500	$1,567,900	$1,557,000	$2,557,100	$2,348,400

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$26,529	$75,093	$181,026	146,334	286,381
Interest Income and Dividends	183,705	71,057	61,717	312,969	205,522
Total Realized Investment Income (Loss)	$210,234	$146,150	$242,743	$459,303	$491,903

OPERATING ASSETS, OPERATING LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except per share amounts)

OPERATING ASSETS (UNAUDITED)

	As of
	September 30, 2019		December 31, 2018
Operating Assets
Cash and Short-term Investments	$3,856,836		$2,502,239
Investments	11,544,873	(1)	9,847,464
Net Unrealized Carried Interest	1,783,751	(2)	1,223,084	(2)
Tax Assets	268,405		561,114
Other Assets	3,482,767		3,453,735
Total Operating Assets	$20,936,632		$17,587,636

OPERATING LIABILITIES (UNAUDITED)

	As of
	September 30, 2019		December 31, 2018
Operating Liabilities
Debt Obligations - KKR (ex-KFN)	$3,093,638		$2,367,801
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	169,197		174,395
Other Liabilities	847,591		590,981
Total Operating Liabilities	$5,058,943		$4,081,694

BOOK VALUE (UNAUDITED)

	As of
	September 30, 2019		December 31, 2018
Book Value
(+) Total Operating Assets	$20,936,632		$17,587,636
(-) Total Operating Liabilities	5,058,943		4,081,694
(-) Noncontrolling Interests	24,274		25,382
(-) Preferred Stock	500,000		500,000
Book Value	$15,353,415		$12,980,560

Book Value Per Adjusted Share	$18.22		$15.57
Adjusted Shares	842,585,116		833,938,476

Note: As of September 30, 2019, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of September 30, 2019.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides net unrealized carried interest by business line:

	As of
	September 30, 2019	December 31, 2018
Private Markets Business Line	$1,643,009	$1,083,163
Public Markets Business Line	140,742	139,921
Total	$1,783,751	$1,223,084

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of September 30, 2019

Investments	Fair Value

Private Equity Funds / SMAs	$4,356,401
Private Equity Co-Investments and Other Equity	3,119,234
Private Equity Total	7,475,635

Energy	674,947
Real Estate	842,446
Infrastructure	576,196
Real Assets Total	2,093,589

Special Situations	481,965
Private Credit	170,003
Alternative Credit Total	651,968
CLOs	654,195
Other Credit	109,632
Credit Total	1,415,795

Other	559,854

Total Investments	$11,544,873

	As of September 30, 2019

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,708,997	14.8%
USI, Inc.	750,157	6.5%
Heartland Dental, LLC	392,931	3.4%
PetVet Care Centers, LLC	364,782	3.2%
KKR Real Estate Finance Trust Inc.	317,363	2.7%
Total Significant Investments	3,534,230	30.6%

Other Investments	8,010,643	69.4%
Total Investments	$11,544,873	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit, and energy appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of September 30, 2019. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended September 30, 2019
June 30, 2019	$112,039,300	$93,619,800		$205,659,100
New Capital Raised	3,169,900	1,863,200		5,033,100
Distributions and Other	(2,326,500)	(1,493,800)	(1)	(3,820,300)
Change in Value	1,485,800	69,300		1,555,100
September 30, 2019	$114,368,500	$94,058,500		$208,427,000

Nine Months Ended September 30, 2019
December 31, 2018	$103,396,500	$91,323,900		$194,720,400
New Capital Raised	8,221,200	9,617,700		17,838,900
Distributions and Other	(7,136,300)	(7,882,000)	(2)	(15,018,300)
Change in Value	9,887,100	998,900		10,886,000
September 30, 2019	$114,368,500	$94,058,500		$208,427,000

Trailing Twelve Months Ended September 30, 2019
September 30, 2018	$103,656,200	$90,957,600		$194,613,800
New Capital Raised	13,648,100	15,507,700		29,155,800
Impact of Other Transactions	—	(1,149,500)	(3)	(1,149,500)
Distributions and Other	(9,566,000)	(10,076,400)	(4)	(19,642,400)
Change in Value	6,630,200	(1,180,900)		5,449,300
September 30, 2019	$114,368,500	$94,058,500		$208,427,000

(1)	Includes $1,080.8 million of redemptions by fund investors.

(2)	Includes $6,219.4 million of redemptions by fund investors.

(3)
Includes (i) a reduction of $3,060.7 million of AUM in connection with the sale of KKR's equity interest in Nephila Capital and (ii) KKR's incremental pro rata portion of AUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018.

(4)	Includes $7,627.0 million of redemptions by fund investors.

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended September 30, 2019
June 30, 2019	$73,347,400	$78,176,200		$151,523,600
New Capital Raised	1,448,400	2,145,900		3,594,300
Distributions and Other	(972,200)	(1,107,900)	(1)	(2,080,100)
Change in Value	500	(40,900)		(40,400)
September 30, 2019	$73,824,100	$79,173,300		$152,997,400

Nine Months Ended September 30, 2019
December 31, 2018	$66,830,000	$74,177,700		$141,007,700
New Capital Raised	10,042,900	10,046,300		20,089,200
Distributions and Other	(2,804,600)	(5,700,500)	(2)	(8,505,100)
Net Changes in Fee Base of Certain Funds (3)	(320,800)	—		(320,800)
Change in Value	76,600	649,800		726,400
September 30, 2019	$73,824,100	$79,173,300		$152,997,400

Trailing Twelve Months Ended September 30, 2019
September 30, 2018	$66,060,400	$73,225,300		$139,285,700
New Capital Raised	11,543,900	16,272,100		27,816,000
Impact of Other Transactions	—	(1,149,500)	(4)	(1,149,500)
Distributions and Other	(3,675,200)	(7,914,700)	(5)	(11,589,900)
Net Changes in Fee Base of Certain Funds (3)	(320,800)	—		(320,800)
Change in Value	215,800	(1,259,900)		(1,044,100)
September 30, 2019	$73,824,100	$79,173,300		$152,997,400

(1)	Includes $977.0 million of redemptions by fund investors.

(2)	Includes $3,801.4 million of redemptions by fund investors.

(3)	Represents the impact of certain funds entering their post-investment period.

(4)
Includes (i) a reduction of $3,060.7 million of FPAUM in connection with the sale of KKR's equity interest in Nephila Capital and (ii) KKR's incremental pro rata portion of FPAUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018.

(5)	Includes $5,209.0 million of redemptions by fund investors.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of September 30, 2019
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Next Generation Technology Growth Fund II	(4)	(5)	$1,844.4	$1,844.4	8.1%	$—	$—	$—	$—
European Fund V	3/2019	(5)	6,309.4	6,309.4	6.3%	—	—	—	—
Asian Fund III	4/2017	4/2023	9,000.0	5,126.1	5.6%	3,873.9	—	3,873.9	5,694.6
Americas Fund XII	1/2017	1/2023	13,500.0	7,490.4	5.8%	6,033.3	89.0	6,029.4	6,729.0
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	1,103.5	11.3%	304.8	82.4	233.6	393.0
Next Generation Technology Growth Fund	3/2016	3/2021	658.9	93.7	22.5%	569.5	45.9	552.4	981.2
European Fund IV	12/2014	3/2019	3,506.9	236.8	5.7%	3,370.0	1,065.6	2,857.3	4,380.7
Asian Fund II	4/2013	4/2017	5,825.0	342.9	1.3%	6,495.2	3,689.9	4,526.0	6,828.6
North America Fund XI	9/2012	1/2017	8,718.4	573.1	2.9%	9,579.6	10,324.6	5,632.8	9,037.6
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	794.5	535.7	483.4
European Fund III (1)	3/2008	3/2014	5,506.9	147.1	5.2%	5,359.8	10,374.7	459.1	515.5
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,535.4	173.5	82.9
2006 Fund (1)	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	30,273.3	3,539.2	6,104.4
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,479.3	—	58.8
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
Total Private Equity and Growth Funds			90,587.2	23,605.1		69,597.3	87,877.7	28,412.9	41,295.8

Co-Investment Vehicles and Other	Various	Various	10,113.9	4,352.1	Various	6,001.7	4,426.2	4,021.6	5,655.8

Total Private Equity			100,701.1	27,957.2		75,599.0	92,303.9	32,434.5	46,951.6

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	766.7	20.1%	227.5	—	227.5	242.6
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,961.1	750.2	1,319.1	1,305.3
Natural Resources Fund (1)	Various	Various	887.4	0.9	Various	886.5	123.2	194.2	125.7
Global Energy Opportunities	Various	Various	914.1	255.9	Various	488.2	110.0	337.0	293.1
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,298.5	377.9	551.9
Global Infrastructure Investors II	10/2014	6/2018	3,039.6	177.0	4.1%	3,093.7	545.0	2,744.5	3,507.9
Global Infrastructure Investors III	6/2018	6/2024	7,136.7	5,693.6	3.8%	1,456.0	13.0	1,433.4	1,458.8
Real Estate Partners Americas	5/2013	5/2017	1,229.1	348.0	16.3%	1,008.9	1,237.9	283.3	265.4
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	1,141.7	7.8%	843.1	104.0	770.7	982.7
Real Estate Partners Europe	9/2015	6/2020	706.4	287.5	9.3%	490.7	118.1	418.7	497.3
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.6	4.4%	1,007.4	113.1	1,007.4	1,014.5
Co-Investment Vehicles and Other	Various	Various	3,027.4	1,404.1	Various	1,623.3	762.0	1,620.1	1,807.2
Total Real Assets			24,000.5	10,282.7		14,134.0	5,175.0	10,733.8	12,052.4

Core Investment Vehicles	Various	Various	9,500.0	5,587.5	36.8%	3,912.5	—	3,912.5	5,200.5

Unallocated Commitments (2)			2,619.4	2,619.4		—	—	—	—

Private Markets Total			136,821.0	46,446.8		93,645.5	97,478.9	47,080.8	64,204.5

Public Markets Business Line (3)

Alternative Credit
Special Situations Fund	12/2012	1/2016	2,274.3	1.3	11.6%	2,273.0	1,487.5	1,436.0	1,115.7
Special Situations Fund II	12/2014	3/2019	3,524.7	936.0	9.0%	2,588.7	394.8	2,440.2	2,482.2
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,070.9	256.1	294.2
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	931.2	2.2%	1,313.9	50.1	1,313.9	1,425.9
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	443.4	122.1	49.7
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,037.7	573.8	492.9
Lending Partners III	4/2017	11/2021	1,497.8	995.8	1.7%	502.0	63.7	502.0	538.2
Lending Partners Europe	3/2015	3/2019	847.6	242.7	5.0%	604.9	157.7	557.3	508.0
Total Alternative Credit			13,208.4	3,427.6		9,780.8	4,705.8	7,201.4	6,906.8

Other Alternative Credit Vehicles	Various	Various	9,638.4	4,995.3	Various	4,643.1	3,002.0	3,161.7	3,275.9

Unallocated Commitments (2)			423.0	423.0	Various	—	—	—	—

Public Markets Total			23,269.8	8,845.9		14,423.9	7,707.8	10,363.1	10,182.7

Total Eligible To Receive Carried Interest			$160,090.8	$55,292.7		$108,069.4	$105,186.7	$57,443.9	$74,387.2

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Represents unallocated commitments from our strategic investor partnerships.

(3)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

(4)	Upon end date of the predecessor fund.

(5)	Six years from first investment date.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of September 30, 2019
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$55,292.7	$74,387.2	$129,679.9
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	16,027.7	16,027.7
Business Development Companies (BDCs)	—	16,377.0	16,377.0
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	133.0	3,431.1	3,564.1
Total Carried Interest and Incentive Fee Eligible	55,425.7	111,394.9	166,820.6
Collateralized Loan Obligations (CLOs)	—	14,611.6	14,611.6
Leveraged Credit / Hedge Fund Partnerships (1) / Other	1,179.5	25,815.3	26,994.8
Total Assets Under Management	$56,605.2	$151,821.8	$208,427.0

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $23,756.0 million, of which $16,027.7 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	September 30, 2019	December 31, 2018
Private Markets Business Line	$4,574,000	$4,966,600
Public Markets Business Line	702,600	307,400
Total	$5,276,600	$5,274,000

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINTIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, operating assets, operating liabilities, operating revenues, operating expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of Class A common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and any other securities exchangeable into Class A common stock of KKR & Co. Inc. that are eligible to receive a dividend (which excludes equity awards issued under the Equity Incentive Plans). We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per share basis. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share. Adjusted shares was previously referred to as "adjusted shares eligible for distribution."

After-tax distributable earnings is a non-GAAP measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, preferred dividends, noncontrolling interests and income taxes paid. It is defined as the amount of net realized earnings of KKR for a given reporting period, after deducting equity-based compensation and the impact of non-recurring items. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a non-GAAP measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s operating assets after deducting for operating liabilities, noncontrolling interests and preferred stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. Following the Conversion, KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Distributable operating earnings is a non-GAAP measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.

Operating assets is a non-GAAP measure that represents cash and short-term investments, investments, unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.
Operating expenses is a non-GAAP measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that operating expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's operating revenues.
Operating revenues is a non-GAAP measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that operating revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Operating liabilities is a non-GAAP measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total operating revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	546,336,936	544,528,863	525,240,214
Adjustments:
Weighted Average Other Securities (1)	—	—	354,338
Weighted Average KKR Holdings Units (2)	296,248,180	297,794,189	303,531,232
Weighted Average Adjusted Shares (3)	842,585,116	842,323,052	829,125,784

	Nine Months Ended
	September 30, 2019	September 30, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	541,631,675	507,981,387
Adjustments:
Weighted Average Other Securities (1)	—	1,178,964
Weighted Average KKR Holdings Units (2)	297,624,035	319,080,563
Weighted Average Adjusted Shares (3)	839,255,710	828,240,914

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares:

	As of
	September 30, 2019	December 31, 2018
GAAP Shares of Class A Common Stock Outstanding	546,838,969	534,857,237
Adjustments:
KKR Holdings Units (2)	295,746,147	299,081,239
Adjusted Shares (3)	842,585,116	833,938,476

Unvested Shares of Class A Common Stock	24,767,187	33,408,491

(1)
Represents vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such other securities dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(2)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$0.44	$0.94	$1.22
Weighted Average Shares of Class A Common Stock Outstanding - Basic	546,336,936	544,528,863	525,240,214
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$241,213	$514,393	$640,198
(-) Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	—	—
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$241,213	$514,393	$640,198

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	175,231	361,228	293,659
(+) Equity-based and Other Compensation - KKR Holdings L.P.	22,539	22,803	25,537
(+) Amortization of Intangibles and Other, net	49,659	25,380	60,948
(+) Non-recurring Costs (1)	22,839	—	—
(-) Unrealized Carried Interest	13,695	509,319	130,420
(-) Net Unrealized Gains (Losses)	130,972	401,807	251,346
(+) Unrealized Performance Income Compensation	9,281	210,020	57,407
(+) Income Tax Expense (Benefit)	53,132	165,399	(129,405)
(-) Income Taxes Paid	40,429	60,815	69,880

After-tax Distributable Earnings	$388,798	$327,282	$496,698
Weighted Average Adjusted Shares	842,585,116	842,323,052	829,125,784
After-tax Distributable Earnings Per Adjusted Share	$0.46	$0.39	$0.60

After-tax Distributable Earnings	$388,798	$327,282	$496,698

(+) Equity-based Compensation (Equity Incentive Plans)	54,395	48,611	59,801
(+) Income (Loss) Attributable to Noncontrolling Interests	881	1,864	2,272
(+) Income Taxes Paid	40,429	60,815	69,880
(+) Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (2)	34,491	32,963	30,869
(+) Depreciation and Amortization	4,250	4,333	3,649

Adjusted EBITDA (3)	$531,585	$484,209	$671,510

(1)	Excludes a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes for the three months ended September 30, 2019.

(2)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(3)
Adjusted EBITDA may be useful to stockholders in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$2.69	$2.94
Weighted Average Shares of Class A Common Stock Outstanding - Basic	541,631,675	507,981,387
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$1,456,584	$1,493,783
(-) Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	3,102
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$1,456,584	$1,490,681

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	1,017,827	864,520
(+) Equity-based and Other Compensation - KKR Holdings L.P.	68,460	87,479
(+) Amortization of Intangibles and Other, net	131,192	58,014
(+) Non-recurring Costs (1)	22,839	11,501
(+) Realized Losses on Certain Investments (2)	—	729,425
(-) Unrealized Carried Interest	924,626	182,130
(-) Net Unrealized Gains (Losses)	1,352,181	1,849,077
(+) Unrealized Performance Income Compensation	379,181	81,376
(+) Income Tax Expense (Benefit)	386,124	(50,804)
(-) Income Taxes Paid	155,237	103,868

After-tax Distributable Earnings	$1,030,163	$1,137,117
Weighted Average Adjusted Shares	839,255,710	828,240,914
After-tax Distributable Earnings Per Adjusted Share	$1.23	$1.37

After-tax Distributable Earnings	$1,030,163	$1,137,117

(+) Equity-based Compensation (Equity Incentive Plan)	157,891	185,795
(+) Income (Loss) Attributable to Noncontrolling Interests	3,104	4,557
(+) Income Taxes Paid	155,237	103,868
(+) Preferred Dividends	25,023	25,023
(+) Core Interest Expense (3)	97,724	94,620
(+) Depreciation and Amortization	12,954	11,133

Adjusted EBITDA (4)	$1,482,096	$1,562,113

(1)
For the nine months ended September 30, 2019, excludes a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes. For the nine months ended September 30, 2018, represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter of 2018 in advance of the Conversion.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Adjusted EBITDA may be useful to stockholders in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL OPERATING REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Total GAAP Revenues	$790,485	$1,179,864	$1,129,666
(+) Management Fees - Consolidated Funds and Other	108,922	117,596	104,356
(-) Fee Credits - Consolidated Funds	3,838	13,692	8,283
(-) Capital Allocation-Based Income (GAAP)	374,268	660,423	638,163
(+) Realized Carried Interest	296,344	211,919	414,609
(+) Realized Investment Income (Loss)	210,234	146,150	242,743
(-) Revenue Earned by Other Consolidated Entities	29,838	31,152	27,749
(-) Expense Reimbursements	34,356	42,741	38,212
Total Operating Revenues	$963,685	$907,521	$1,178,967

	Nine Months Ended
	September 30, 2019	September 30, 2018
Total GAAP Revenues	$3,157,829	$2,573,892
(+) Management Fees - Consolidated Funds and Other	348,467	270,383
(-) Fee Credits - Consolidated Funds	21,469	41,178
(-) Capital Allocation-Based Income (GAAP)	1,849,623	1,274,149
(+) Realized Carried Interest	838,608	959,253
(+) Realized Investment Income (Loss)	459,303	491,903
(-) Revenue Earned by Other Consolidated Entities	90,693	84,342
(-) Expense Reimbursements	121,157	108,999
Total Operating Revenues	$2,721,265	$2,786,763

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL OPERATING EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Total GAAP Expenses	$619,533	$808,811	$740,090
(-) Equity-based and Other Compensation - KKR Holdings L.P.	22,539	22,803	25,327
(-) Unrealized Performance Income Compensation	9,281	210,020	57,407
(-) Amortization of Intangibles	383	383	681
(-) Reimbursable Expenses	38,515	49,694	43,382
(-) Operating Expenses relating to Other Consolidated Entities	38,233	49,197	37,845
(+) Other	(33,672)	(14,354)	(18,368)
Total Operating Expenses	$476,910	$462,360	$557,080

	Nine Months Ended
	September 30, 2019	September 30, 2018
Total GAAP Expenses	$2,157,111	$1,851,741
(-) Equity-based and Other Compensation - KKR Holdings L.P.	69,085	87,269
(-) Unrealized Performance Income Compensation	379,181	81,376
(-) Amortization of Intangibles	1,301	7,028
(-) Reimbursable Expenses	140,241	125,787
(-) Operating Expenses relating to Other Consolidated Entities	139,248	135,268
(-) Non-recurring Costs (1)	—	11,501
(+) Other	(59,632)	(27,676)
Total Operating Expenses	$1,368,423	$1,375,836

(1) For the nine months ended September 30, 2018, represents non-recurring costs in connection with the Conversion.

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES
(Amounts in thousands)
	As of
	September 30, 2019	December 31, 2018
Total GAAP Assets	$57,645,049	$50,743,375
(-) Impact of Consolidation of Funds and Other Entities	35,062,874	31,888,471
(-) Carry Pool Reclassification	1,308,238	922,977
(-) Other Reclassifications	337,305	344,291
Total Operating Assets	$20,936,632	$17,587,636

	As of
	September 30, 2019	December 31, 2018
Total GAAP Liabilities	$29,059,852	$25,360,766
(-) Impact of Consolidation of Funds and Other Entities	22,355,366	20,011,804
(-) Carry Pool Reclassification	1,308,238	922,977
(-) Other Reclassifications	337,305	344,291
Total Operating Liabilities	$5,058,943	$4,081,694

	As of
	September 30, 2019	December 31, 2018
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	$9,635,200	$8,167,056
(+) Impact of Consolidation of Funds and Other Entities	248,003	205,502
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	5,487,658	4,625,448
Book Value	$15,353,415	$12,980,560